Exhibit T3A.34

The State of South Carolina

Office of Secretary of State Jim Miles
Certificate of Existence

I, Jim Miles, Secretary of State of South Carolina Hereby certify that:

CBL/MSC II, LLC, A Limited Liability Company duly organized under the laws of the State of South Carolina on March 22nd, 2002, with a duration that is until December 31st, 2051, has as of this date filed all reports due this office, including its most recent annual report as required by section 33-44-211, paid all fees, taxes and penalties owed to the Secretary of State, that the Secretary of State has not mailed notice to the company that it is subject to being dissolved by administrative action pursuant to section 33-44-809 of the South Carolina Code, and that the company has not filed articles of termination as of the date hereof.

Given under my Hand and the Great Seal of the State of South Carolina this 13th day of April, 2002.

Jim Miles, Secretary of State

STATE OF SOUTH CAROLINA SECRETARY OF STATE ARTICLES OF ORGANIZATION LIMITED LIABILITY COMPANY

TYPE OR PRINT CLEARLY IN BLACK INK

The undersigned deliver the following articles of organization to form a South Carolina limited liability company pursuant to Sections 33-44-202 and 33-44-203 of the 1976 South Carolina Code of Laws, as amended.

1.	The name of the limited liability company which complies with Section 33-44-105 of the South
	Carolina Code of 1976, as amended is	CBL/MSC II, LLC

2.	The address of the initial designated office of the Limited Liability Company in South Carolina is
c/o C T CORPORATION SYSTEM, 75 Beattie Place, Two Insignia Financial Plaza
Street Address

	Greenville	29601
	City	Zip Code

3.	The initial agent for service of process of the Limited Liability Company is
CT CORPORATION SYSTEM
	Name	Signature

and the street address in South Carolina for this initial agent for service of process is

c/o C T CORPORATION SYSTEM, 75 Beattie Place, Two Insignia Financial Plaza
Street Address

	Greenville	29601
	City	Zip Code

4.	The name and address of each organizer is:

(a) Jeffery V. Curry
Name
CBL Center, Suite 210, 2030 Hamilton Place Blvd., Chattanooga
	Street Address	City
Tennessee 37421
	State	Zip Code

(b) Name

	Street Address	City

	State	Zip Code

(Add additional lines if necessary)

CBL/MSC II, LLC
Name of Limited Liability Company

5.	[X]	Check this box only if the company is to be term company. If so, provide the term specified:
December 31, 2051

6.	[ ]	Check this box only If management of tie limited liability company is vested in a manager or managers. If this company is to be managed by managers, specify the name and address of each initial manager:

(a)
Name

		Street Address	City

		State	Zip Code

(b)
Name

		Street Address	City

		State	Zip Code

(c)
Name

		Street Address	City

		State	Zip Code

(d)
Name

		Street Address	City

		State	Zip Code

(Add additional lines if necessary)

CBL/MSC II, LLC
Name of Limited Liability Company

7.	[ ]	Check this box only if one or more of the members of the company are to be liable for its debts and obligations under section 33-44-303(c). If one or more members are so liable, specify which members, and for which debts, obligations or liabilities such members are liable in their capacity as members.

8.	Unless a delayed effective date is specified, these articles will be effective when endorsed for filing by the Secretary of State. Specify any delayed effective date and time:

9.	Set forth any other provisions not inconsistent with law which the organizers determine to include, including any provisions that are required or are permitted to be set forth in the limited liability company operating agreement.

10.	Signature of each organizer

Jeffery V. Curry

		Date	March 21, 2002
(Add Additional lines if necessary)

FILING INSTRUCTIONS

1.	File two copies of this form, the original and either a duplicate original or a conformed copy.

2	If space on this form is not sufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form, or prepare this using a computer disk which will allow for expansion of the space on the form.

3	This form must be accompanied by the filing fee of $110.00 payable to the Secretary of State.

Return to:	Secretary of State P.O. Box 11350 Columbia, SC 29211

4	The first annual report for a Limited Liability Company must be delivered to the Secretary of State between January first and April first of the calendar year after which the Limited Liability Company was organized or the foreign company was first authorized to transact business in South Carolina. Subsequent annual reports must be delivered to the Secretary of State between January first and April first of the ensuring calendar years.

NOTE

THE FILING OF THIS DOCUMENT DOES NOT, IN AND OF ITSELF, PROVIDE AN EXCLUSIVE RIGHT TO USE THIS CORPORATE NAME ON OR IN CONNECTION WITH ANY PRODUCT OR SERVICE. USE OF A NAME AS A TRADEMARK OR SERVICE MARK WILL REQUIRE FURTHER CLEARANCE AND REGISTRATION AND BE AFFECTED BY PRIOR USE OF THE MARK. FOR MORE INFORMATION, CONTACT THE TRADEMARKS DIVISION OF THE SECRETARY OF STATE’S OFFICE AT (803) 734-2511.

Form Revised by South Carolina
Secretary of State, January 1999